Exhibit 99.1
Investor Relations: Media Relations:	Patricia Figueroa Ann Imes +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results
for the Second Quarter and First Half of 2023

Company reports EPS of $3.25, Economic EPS of $4.45 in the second quarter of 2023

Announced partnership with Forbion, a leading European life sciences venture capital and growth equity firm
Net Income (controlling interest) of $125 million, Economic Net Income of $167 million
Economic Earnings per share of $4.45 increased 10% year-over-year
Completed $225 million accelerated share repurchase program and repurchased an additional $44 million of common stock
Gross proceeds of approximately $294 million will be received upon the closing of the Veritable transaction

WEST PALM BEACH, FL, July 26, 2023 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the second quarter and six months ended June 30, 2023.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“In the second quarter, AMG reported an increase of 10% in Economic Earnings per share relative to the year-ago quarter, reflecting the disciplined execution of our capital allocation strategy across both growth investments and share repurchases. AMG's focus on investing in areas of secular demand continues to diversify and enhance the long-term growth prospects of our business.

“Recently, we announced our partnership with Forbion, a leading European venture capital and growth equity firm, broadening our participation in both private markets and life sciences, a fast-growing sector with increasing client allocations. AMG's unique approach continues to resonate with the highest quality independent firms as they seek a strategic, engaged partner that can enhance their long-term growth potential. Given the increasing demand for our solution set in a favorable transaction environment, we see a significant opportunity to establish new partnerships.

“Our excellent capital position — which will be further enhanced by the proceeds from the recently announced Veritable transaction — and distinct competitive advantages, honed over 30 years, continue to differentiate AMG. We remain confident in our ability to generate significant additional shareholder value over time, as we invest in new and existing Affiliates while also returning excess capital to shareholders within our disciplined capital allocation framework.”

FINANCIAL HIGHLIGHTS	Three Months Ended		Six Months Ended
(in millions, except as noted and per share data)	6/30/2022	6/30/2023	6/30/2022	6/30/2023
Operating Performance Measures
AUM (at period end, in billions)	$690.9	$673.9	$690.9	$673.9
Average AUM (in billions)	728.1	668.9	757.7	664.7
Net client cash flows (in billions)	(11.4)	(10.5)	(13.6)	(13.7)
Aggregate fees	1,179.6	1,003.1	2,510.0	2,508.2
Financial Performance Measures
Net income (controlling interest)	$109.4	$125.3	$255.4	$259.8
Earnings per share (diluted) (1)	2.68	3.25	6.10	6.74
Supplemental Performance Measures (2)
Adjusted EBITDA (controlling interest)	$214.9	$214.3	$454.9	$431.1
Economic net income (controlling interest)	161.6	167.3	340.1	325.4
Economic earnings per share	4.06	4.45	8.41	8.63

For additional information on our Supplemental Performance Measures, including the impact of a definition change on Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share and reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the second quarter of 2023, the Company completed the execution of the $225 million accelerated share repurchase program (the “ASR”) entered into at year-end 2022, and repurchased an additional $44 million in common stock, bringing total year-to-date share repurchases, inclusive of the ASR, to approximately $269 million. The Company also announced a second-quarter cash dividend of $0.01 per share of common stock, payable August 21, 2023 to stockholders of record as of the close of business on August 7, 2023.

About AMG
AMG is a leading partner to independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in a diverse array of high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. AMG’s innovative partnership approach enables each Affiliate’s management team to own significant equity in their firm while maintaining operational and investment autonomy. In addition, AMG offers its Affiliates growth capital, distribution, and other strategic value-added capabilities, which enhance the long-term growth of these independent businesses, and enable them to align equity incentives across generations of principals to build enduring franchises. As of June 30, 2023, AMG’s aggregate assets under management were approximately $674 billion across a broad range of differentiated investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13739862. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENT OF CHANGES (in billions)

BY STRATEGY - QUARTER TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, March 31, 2023	$223.7	$192.6	$137.0	$114.7	$668.0
Client cash inflows and commitments	5.6	4.5	4.8	4.7	19.6
Client cash outflows	(5.3)	(12.2)	(7.9)	(4.7)	(30.1)
Net client cash flows	0.3	(7.7)	(3.1)	(0.0)	(10.5)
Market changes	1.7	4.4	6.5	2.2	14.8
Foreign exchange	1.1	1.6	0.4	0.2	3.3
Realizations and distributions (net)	(1.2)	(0.1)	(0.0)	(0.1)	(1.4)
Other	0.1	(0.3)	(0.1)	0.0	(0.3)
AUM, June 30, 2023	$225.7	$190.5	$140.7	$117.0	$673.9

BY STRATEGY - YEAR TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2022	$220.9	$186.1	$133.3	$110.5	$650.8
Client cash inflows and commitments	15.7	9.3	9.8	9.7	44.5
Client cash outflows	(11.6)	(22.1)	(15.2)	(9.3)	(58.2)
Net client cash flows	4.1	(12.8)	(5.4)	0.4	(13.7)
Market changes	1.7	15.2	12.3	5.8	35.0
Foreign exchange	1.9	2.4	0.5	0.2	5.0
Realizations and distributions (net)	(2.7)	(0.1)	(0.0)	(0.1)	(2.9)
Other	(0.2)	(0.3)	(0.0)	0.2	(0.3)
AUM, June 30, 2023	$225.7	$190.5	$140.7	$117.0	$673.9

BY CLIENT TYPE - QUARTER TO DATE	Institutional	Retail	High Net Worth	Total
AUM, March 31, 2023	$337.9	$196.6	$133.5	$668.0
Client cash inflows and commitments	7.4	7.3	4.9	19.6
Client cash outflows	(13.5)	(10.8)	(5.8)	(30.1)
Net client cash flows	(6.1)	(3.5)	(0.9)	(10.5)
Market changes	6.1	5.9	2.8	14.8
Foreign exchange	1.9	1.1	0.3	3.3
Realizations and distributions (net)	(0.8)	(0.6)	(0.0)	(1.4)
Other	0.2	(0.3)	(0.2)	(0.3)
AUM, June 30, 2023	$339.2	$199.2	$135.5	$673.9

BY CLIENT TYPE - YEAR TO DATE	Institutional	Retail	High Net Worth	Total
AUM, December 31, 2022	$333.5	$188.9	$128.4	$650.8
Client cash inflows and commitments	16.8	17.5	10.2	44.5
Client cash outflows	(25.2)	(22.4)	(10.6)	(58.2)
Net client cash flows	(8.4)	(4.9)	(0.4)	(13.7)
Market changes	13.4	14.0	7.6	35.0
Foreign exchange	2.8	1.9	0.3	5.0
Realizations and distributions (net)	(2.1)	(0.7)	(0.1)	(2.9)
Other	(0.0)	0.0	(0.3)	(0.3)
AUM, June 30, 2023	$339.2	$199.2	$135.5	$673.9

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	6/30/2022	6/30/2023

Consolidated revenue	$604.1	$512.5

Consolidated expenses:
Compensation and related expenses	268.2	228.9
Selling, general and administrative	93.1	85.2
Intangible amortization and impairments	12.5	12.5
Interest expense	27.3	30.9
Depreciation and other amortization	4.7	3.3
Other expenses (net)	(5.2)	13.8
Total consolidated expenses	400.6	374.6

Equity method income (net)(3)	30.5	55.8
Investment and other income (expense)	(22.0)	26.5
Income before income taxes	212.0	220.2

Income tax expense	38.0	32.8
Net income	174.0	187.4

Net income (non-controlling interests)	(64.6)	(62.1)
Net income (controlling interest)	$109.4	$125.3

Average shares outstanding (basic)	38.7	35.9
Average shares outstanding (diluted)	44.5	42.1

Earnings per share (basic)	$2.83	$3.49
Earnings per share (diluted)(1)	$2.68	$3.25

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	6/30/2022	6/30/2023

Net income (controlling interest)	$109.4	$125.3
Intangible amortization and impairments	43.1	29.4
Intangible-related deferred taxes	12.8	15.0
BPEA Transaction(4)	—	(1.1)
Other economic items	(3.7)	(1.3)
Economic net income (controlling interest)	$161.6	$167.3

Average shares outstanding (adjusted diluted)	39.9	37.6
Economic earnings per share	$4.06	$4.45

Net income (controlling interest)	$109.4	$125.3
Interest expense	27.3	30.9
Income taxes	35.9	31.6
Intangible amortization and impairments	43.1	29.4
BPEA Transaction(4)	—	(1.4)
Other items	(0.8)	(1.5)
Adjusted EBITDA (controlling interest)	$214.9	$214.3
See Notes for additional information.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
(in millions, except per share data)	6/30/2022	6/30/2023

Consolidated revenue	$1,211.4	$1,029.9

Consolidated expenses:
Compensation and related expenses	523.2	451.2
Selling, general and administrative	182.6	182.3
Intangible amortization and impairments	25.0	25.0
Interest expense	56.4	61.3
Depreciation and other amortization	8.1	7.0
Other expenses (net)	0.4	28.3
Total consolidated expenses	795.7	755.1

Equity method income (net)(3)	79.1	114.5
Investment and other income (expense)	(8.4)	64.3
Income before income taxes	486.4	453.6

Income tax expense	93.8	77.7
Net income	392.6	375.9

Net income (non-controlling interests)	(137.2)	(116.1)
Net income (controlling interest)	$255.4	$259.8

Average shares outstanding (basic)	39.2	35.9
Average shares outstanding (diluted)	48.1	40.2

Earnings per share (basic)	$6.52	$7.23
Earnings per share (diluted)(1)	$6.10	$6.74

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Six Months Ended
(in millions, except per share data)	6/30/2022	6/30/2023

Net income (controlling interest)	$255.4	$259.8
Intangible amortization and impairments	75.0	58.8
Intangible-related deferred taxes	28.5	29.8
BPEA Transaction(4)	—	(17.4)
Other economic items	(18.8)	(5.6)
Economic net income (controlling interest)	$340.1	$325.4

Average shares outstanding (adjusted diluted)	40.5	37.7
Economic earnings per share	$8.41	$8.63

Net income (controlling interest)	$255.4	$259.8
Interest expense	56.4	61.4
Income taxes	86.4	74.1
Intangible amortization and impairments	75.0	58.8
BPEA Transaction(4)	—	(23.0)
Other items	(18.3)	0.0
Adjusted EBITDA (controlling interest)	$454.9	$431.1
See Notes for additional information.

CONSOLIDATED BALANCE SHEET

	Period Ended
(in millions)	12/31/2022	6/30/2023

Assets
Cash and cash equivalents	$429.2	$785.5
Receivables	316.0	487.1
Investments in marketable securities	716.9	444.2
Goodwill	2,648.7	2,659.6
Acquired client relationships (net)	1,876.0	1,863.1
Equity method investments in Affiliates (net)	2,139.5	1,943.8
Fixed assets (net)	68.5	66.3
Other investments	421.6	457.0
Other assets	264.6	259.5
Total assets	$8,881.0	$8,966.1

Liabilities and Equity
Payables and accrued liabilities	$778.3	$602.5
Debt	2,535.3	2,536.4
Deferred income tax liability (net)	464.7	487.6
Other liabilities	461.7	470.3
Total liabilities	4,240.0	4,096.8

Redeemable non-controlling interests	465.4	500.9
Equity:
Common stock	0.6	0.6
Additional paid-in capital	695.5	651.9
Accumulated other comprehensive loss	(203.4)	(161.2)
Retained earnings	5,718.2	5,977.2
	6,210.9	6,468.5
Less: treasury stock, at cost	(2,980.6)	(3,070.5)
Total stockholders’ equity	3,230.3	3,398.0
Non-controlling interests	945.3	970.4
Total equity	4,175.6	4,368.4
Total liabilities and equity	$8,881.0	$8,966.1

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in millions)	6/30/2022	6/30/2023	6/30/2022	6/30/2023
Numerator
Net income (controlling interest)	$109.4	$125.3	$255.4	$259.8
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	6.6	8.2	30.8	4.5
Interest expense on junior convertible securities, net of taxes	3.5	3.4	7.3	6.7
Net income (controlling interest), as adjusted	$119.5	$136.9	$293.5	$271.0
Denominator
Average shares outstanding (basic)	38.7	35.9	39.2	35.9
Effect of dilutive instruments:
Stock options and restricted stock units	1.2	1.7	1.3	1.8
Hypothetical issuance of shares to settle Redeemable non-controlling interests	2.8	2.8	5.7	0.8
Junior convertible securities	1.8	1.7	1.9	1.7
Average shares outstanding (diluted)	44.5	42.1	48.1	40.2

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash expenses and to improve comparability between periods. In the first quarter of 2023, we updated the definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest) to reflect AMG's strategic evolution, including our increased allocation of capital toward private markets and liquid alternatives. To align with the economic impact of these capital allocation decisions, the updated definitions of Adjusted EBITDA (controlling interest) and Economic net income (controlling interest): (i) include only the realized economic gains and losses on seed capital, general partner commitments, and other strategic investments and (ii) exclude any unrealized gains and losses on strategic investments (consistent with the existing treatment of seed capital and general partner commitments). We have retroactively applied this definition change to prior periods. The following table presents the impact on the three and six months ended June 30, 2022:

	Three Months Ended	Six Months Ended
(in millions, except per share data)	6/30/2022	6/30/2022
Adjusted EBITDA (controlling interest) - As reported	$214.9	$454.9
Adjusted EBITDA (controlling interest) - Prior definition	213.4	468.7
Change	$1.5	$(13.8)
% Change	0.7%	(2.9)%

Economic net income (controlling interest) - As reported	$161.6	$340.1
Economic net income (controlling interest) - Prior definition	160.5	350.5
Change	$1.1	$(10.4)
% Change	0.7%	(3.0)%

Economic earnings per share - As reported	$4.06	$8.41
Economic earnings per share - Prior definition	4.03	8.67
Change	$0.03	$(0.26)
% Change	0.7%	(3.0)%

Notes (continued)

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to the BPEA Transaction, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. We believe that many investors use this non-GAAP measure when assessing the financial performance of companies in the investment management industry.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, gains and losses related to the BPEA Transaction, net of tax, and other economic items which include gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, certain Affiliate equity activity, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments. Economic net income (controlling interest) is used by management and our Board of Directors as our principal performance benchmark, including as one of the measures for aligning executive compensation with stockholder value.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Six Months Ended
(in millions)	6/30/2022	6/30/2023	6/30/2022	6/30/2023
Average shares outstanding (diluted)	44.5	42.1	48.1	40.2
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(2.8)	(2.8)	(5.7)	(0.8)
Junior convertible securities	(1.8)	(1.7)	(1.9)	(1.7)
Average shares outstanding (adjusted diluted)	39.9	37.6	40.5	37.7

These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC’s website at www.sec.gov.

(3)    The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method income (net):

	Three Months Ended		Six Months Ended
(in millions)	6/30/2022	6/30/2023	6/30/2022	6/30/2023
Equity method earnings	$65.1	$76.7	$137.0	$156.3
Equity method intangible amortization and impairments	(34.6)	(20.9)	(57.9)	(41.8)
Equity method income (net)	$30.5	$55.8	$79.1	$114.5

(4)    For the three and six months ended June 30, 2023, gains on ordinary shares of EQT AB ("EQT"), a public company listed on Nasdaq Stockholm (EQT.ST), were $1.4 million and $23.0 million on a pre-tax basis, respectively, and $1.1 million and $17.4 million on a post-tax basis, respectively. We received the EQT shares through the sale of our equity interest in Baring Private Equity Asia (“BPEA”), in connection with the strategic combination of BPEA and EQT, which was completed in the fourth quarter of 2022 (the “BPEA Transaction”).

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” "preliminary," “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the

Forward-Looking Statements and Other Matters (continued)
securities or financial markets or in general economic conditions, pandemics and related changes in the global economy, capital markets and the asset management industry, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.